News Release

For more information, contact:

Cheston Turbyfill	Caleb Moore
Corporate Communications	Investor Relations
Phone: +1-210-515-7757	Phone: +1-210-255-6433
Email: cheston.turbyfill@acelity.com	Email: caleb.moore@acelity.com

Acelity Announces Proposed Private Offering of $1,750 Million of
Second Lien Senior Secured Notes

SAN ANTONIO, TEXAS, September 6, 2016 - Acelity L.P. Inc. (“Acelity”), a global advanced wound care and regenerative medicine company, announced today that its wholly-owned subsidiaries, Kinetic Concepts, Inc. (“KCI”) and KCI USA, Inc. (together with KCI, the “Issuers”), intend, subject to market and other customary conditions, to offer $1,750.0 million in aggregate principal amount of second lien senior secured notes due 2021 (the “Notes”) in a private offering.

The Issuers intend to use the gross proceeds from the Notes offering, together with proceeds of a $100.0 million equity contribution by Acelity's sponsors (the “Equity Contribution”) and cash on hand (including borrowings under the Issuers’ revolving credit facility), to redeem $1,750.0 million in aggregate principal amount of their outstanding 10.5% Second Lien Senior Secured Notes due 2018 and to pay the fees and expenses related to such offering, redemption, the Equity Contribution and other financing transactions. The consummation of the Notes offering is conditioned upon the substantially concurrent consummation of the Equity Contribution.

The offering of the Notes will be made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), only to “qualified institutional buyers” in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes and the related note guarantees have not and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States to, or for the benefit of, U.S. persons except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements”, which are based on information available to Acelity on the date of this release. Words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative versions of these words and or similar terms and phrases are used to identify these forward looking statements. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties. Acelity cannot assure you that future developments affecting Acelity will be those that have been anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market regulatory and other factors, many of which are beyond Acelity’s control, as well as other risks described from time to time under “Risk Factors” in Acelity’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Any forward-looking statement speaks only as of the date of this press release. Factors or events that could cause Acelity’s actual results to differ may emerge from time to time, and it is not possible to predict all of them. Acelity may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. Acelity’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions Acelity may make. Acelity undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.